                                                                   Exhibit 99.1

                           ELBIT MEDICAL IMAGING LTD.

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL
             MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 27, 2005


KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Shimon Yitzhaki, Rachel Lavine and Marc Lavine, and each of them, as agent and proxy for the undersigned, with full power of substitution, to vote with respect to all of the Ordinary Shares of Elbit Medical Imaging Ltd. (the "Company"), standing in the name of the undersigned at the close of business on September 26, 2005, at the Company's offices, 13 Mozes Street, second floor, Tel Aviv, Israel, on Thursday, October 27, 2005 at 10:00 (Israel time) and at any and all adjournments thereof, with all power that the undersigned would possess if personally present and especially (but without limiting the general authorization and power hereby given) to vote as follows.

     The proxies are authorized to vote in their discretion on such other matters as may properly come before the meeting.

     The shares represented by this proxy card will be voted in the manner directed.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE


          ------------------------------------------------------------

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[X]  Please mark your votes as in this example.


Proposal: Adoption of the terms and conditions of the Agreement and Plan of Merger, dated as of August 21, 2005, by and between the Company and Elscint Ltd. ("Elscint"), and approval of the merger of the Company and Elscint by way of share exchange, in accordance with the merger agreement.


                                              FOR     AGAINST     ABSTAIN

                                              [ ]       [ ]         [ ]


  PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.



                                    Dated: September 27, 2005


                                    -------------------------------------------
                                            (Signature of Stockholder)


                                    -------------------------------------------
                                            (Signature of Stockholder)

                                    Please sign exactly as your name(s) appears on your stock certificate. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When the proxy is given by a corporation, it should be signed by an authorized officer.